Exhibit 10.26
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

    WHEREAS, iHeartMedia Management Services, Inc. (“Company”) and Michael McGuinness (“Employee”) entered into an Employment Agreement effective September 5, 2019 (“Agreement”);

    WHEREAS, the parties desire to amend the above-referenced Agreement;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this First Amendment to Employment Agreement (“First Amendment”).

1.This First Amendment is effective January 1, 2021.

2.Section 1 (Term) of the Agreement is amended to extend the initial Employment Period to December 31, 2024. Further, the Notice of Non-Renewal Period is amended to the period between June 1st and July 1st prior to the end of the then applicable Employment Period.

3.Section 3(a) (Base Salary) of the Agreement is amended to increase the Base Salary to Seven Hundred Twenty-Five Thousand Dollars ($725,000.00).
4.Section 3(c) (Annual Bonus) of the Agreement is amended to increase the Target to 110% of Employee’s annual Base Salary.
5.This First Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective as set forth in Section 1 above.

EMPLOYEE:

/s/ Michael McGuinness             Date: 1/4/21
Michael McGuinness

COMPANY:

/s/ Richard J. Bressler             Date: 1/5/21
Richard J. Bressler
President, Chief Operating Officer and
Chief Financial Officer

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